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                                                                    EXHIBIT 16.1

                     [LETTERHEAD OF PARITZ & COMPANY, P.A.]

                                                              February 24, 2001

Securities and Exchange Commission
450 Fifth Street N.W.
Washington D.C. 20549

Ladies and Gentlemen:

We were previously the principal accountants for Worldwide Equipment Corp. (the "Company") and, under the dates of December 12, 2000 and June 13, 2000, respectively, we reported on the consolidated financial statements of the Company as of and for the years ended August 31, 2000 and August 31, 1999, respectively. On February 24, 2001 we were informed that on January 16, 2001 our appointment as principal accountants was terminated. We have read the Company's statements included under Item 4 of its Form 8-K dated January 16, 2001 ("Item 4"), and we agree with such statements except as follows:

         We are not in a position to agree or disagree with the Company's statement in the last sentence of the last paragraph of Item 4.

                                         Yours very truly,

                                         PARITZ & COMPANY, P.A.

                                         By: /s/ Brian A. Serotta, CPA
                                             ----------------------------------
                                             Brian A. Serotta, CPA